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Exhibit (a)(1)(v)

        Offer To Purchase For Cash
All Outstanding Shares of Class A Common Stock
of
CLEARWIRE CORPORATION
at
$4.40 Net Per Share
Pursuant to the Offer to Purchase dated May 30, 2013
by
DISH ACQUISITION HOLDING CORPORATION,
a wholly-owned subsidiary of

DISH NETWORK CORPORATION

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, AT THE END OF JUNE 28, 2013, UNLESS THE OFFER IS EXTENDED (SUCH DATE AND TIME, AS IT MAY BE EXTENDED, THE "EXPIRATION DATE").

May 30, 2013

To Our Clients:

        Enclosed for your consideration are the Offer to Purchase, dated May 30, 2013 (as it may be amended or supplemented from time to time, the "Offer to Purchase"), and the related Letter of Transmittal (as it may be amended or supplemented from time to time, the "Letter of Transmittal" and, together with the Offer to Purchase, the "Offer") in connection with the offer by DISH Acquisition Holding Corporation, a Delaware corporation ("Purchaser") and a wholly-owned subsidiary of DISH Network Corporation, a Nevada corporation ("DISH"), to purchase all outstanding shares of Class A common stock, par value $0.0001 per share ("Shares"), of Clearwire Corporation, a Delaware corporation ("Clearwire"), at a purchase price of $4.40 per Share, net to the seller in cash (the "Offer Price"), without interest, less any required withholding taxes, upon the terms and subject to the conditions of the Offer.

        We or our nominees are the holder of record of Shares held for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal accompanying this letter is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

        We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the enclosed Offer to Purchase and the Letter of Transmittal.

        Please note carefully the following:

          1.     The Offer Price for the Offer is $4.40 per Share, net to you in cash, without interest, less any required withholding taxes.

          2.     The Offer is being made for all outstanding Shares.

          3.     The Offer and withdrawal rights will expire at 12:00 midnight, New York City time, at the end of June 28, 2013, unless the Offer is extended or terminated in accordance with the terms of the Offer.

          4.     The Offer is not subject to any financing condition. The Offer is subject to the conditions described in Section 15 of the Offer to Purchase, including there being validly tendered in accordance with the terms of the Offer and not withdrawn prior to the Expiration Date a number of Shares that represents more than 25% of the Voting Power of all outstanding shares of the capital stock of Clearwire on a fully diluted basis as of the Expiration Date. For purposes of the Offer, "Voting Power" refers collectively to shares of Clearwire Class A common stock and Class B common stock entitling the holders to vote generally in the election of members of the Clearwire Board.

          5.     Any transfer taxes applicable to the sale of Shares to Purchaser pursuant to the Offer will be paid by Purchaser, except as otherwise provided in the Letter of Transmittal.

        If you wish to have us tender any or all of your Shares, then please so instruct us by completing, executing, detaching and returning to us the Instruction Form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, then all such Shares will be tendered unless otherwise specified on the Instruction Form.

        Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit the tender on your behalf before the Expiration Date.

        The Offer is not being made to (and no tenders will be accepted from or on behalf of) holders of Shares in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the securities, "blue sky" or other laws of such jurisdiction.

INSTRUCTION FORM
With Respect to the Offer to Purchase for Cash
All Outstanding Shares of Class A Common Stock
of
CLEARWIRE CORPORATION
at
$4.40 Net Per Share
Pursuant to the Offer to Purchase dated May 30, 2013
by
DISH ACQUISITION HOLDING CORPORATION,
a wholly-owned subsidiary of
DISH NETWORK CORPORATION

        The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated May 30, 2013 (as it may be amended or supplemented from time to time, the "Offer to Purchase"), and the related Letter of Transmittal (as it may be amended or supplemented from time to time, and together with the Offer to Purchase, the "Offer"), in connection with the offer by DISH Acquisition Holding Corporation, a Delaware corporation ("Purchaser") and a wholly-owned subsidiary of DISH Network Corporation, a Nevada corporation ("DISH"), to purchase all outstanding shares of Class A common stock, par value $0.0001 per share ("Shares"), of Clearwire Corporation, a Delaware corporation, at a purchase price of $4.40 per Share, net to the seller in cash, without interest, less any required withholding taxes, upon the terms and subject to the conditions of the Offer.

        The undersigned hereby instruct(s) you to tender to Purchaser the number of Shares indicated below or, if no number is indicated, all Shares held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer. The undersigned understands and acknowledges that all questions as to the validity, form and eligibility (including time of receipt) and acceptance for payment of any tender of Shares made on my behalf will be determined by Purchaser in its sole discretion.

ACCOUNT NUMBER:

        NUMBER OF SHARES BEING TENDERED HEREBY:                                      SHARES*

        The method of delivery of this Instruction Form is at the election and risk of the tendering stockholder. This Instruction Form should be delivered to us in ample time to permit us to submit the tender on your behalf prior to the Expiration Date.

*
Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

Dated:

(Signature(s))

(Please Print Name(s))

Address

(Include Zip Code)

Area Code and Telephone No.

Taxpayer Identification or Social Security No.

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  Exhibit (a)(1)(v)